As filed with the Securities and Exchange Commission on February 19, 1997

                                                    Registration No. 333-3530

                       SECURITIES AND EXCHANGE COMMISSION

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2
                                       to
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            VISION HEALTH CARE, INC.
             (Exact name of registrant as specified in its charter)

        Florida                    6324                       59-3356439
   (State or other       (Primary Standard Industrial      (I.R.S. Employer
   jurisdiction of       Classification Code Number)      Identification No.)
   incorporation)

                            c/o Barrack & Liane, P.A.
                               100 West Bay Street
                           Jacksonville, Florida 32202
                                 (904) 356-9431
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Peter D. Liane, O.D., President
                            c/o Barrack & Liane, P.A.
                               100 West Bay Street
                           Jacksonville, Florida 32202
                                 (904) 356-9431
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                              Linda Y. Kelso, Esq.
                            G. Ray Driver, Jr., Esq.
                                 Foley & Lardner
                                200 Laura Street
                          Jacksonville, Florida  32202

        Pursuant to undertakings contained in the Registration Statement, this Post-Effective Amendment No. 1 is being filed for the purpose of deregistering 207,627 shares of the Registrant's common stock which remained unsold at termination of the offering.

        The Registration Statement covered 504,000 shares of the Registrant's common stock. The offering terminated on December 31, 1996, at which time 296,373 shares had been sold.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf this 17th day of February, 1997.


                                      VISION HEALTH CARE, INC.


                                      By: /s/ Peter D. Liane
                                          Peter D. Liane, President


        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.



   Date:     February 17, 1997        /s/ Howard Braverman
                                      Howard Braverman, Chairman of the Board


   Date:     February 17, 1997        /s/ Peter D. Liane
                                      Peter D. Liane, President (Chief
                                      Executive Officer) and Director

   Date:     February 17, 1997        /s/ James W. Andrews
                                      James W. Andrews, Director


   Date:     February 17, 1997        /s/ Alan P. Fisher
                                      Alan P. Fisher, Director


   Date:     February 17, 1997        /s/ Terrance W. Naberhaus
                                      Terrance W. Naberhaus, Treasurer
                                      (Principal Financial Officer and
                                      Principal Accounting Officer) and
                                      Director


   Date:     February 17, 1997        /s/ James R. Brauss
                                      James R. Brauss, Director


   Date:     February 17, 1997        /s/ Stanley Braverman
                                      Stanley Braverman, Director


   Date:     February 17, 1997        /s/ Allan L. Garrett
                                      Allan L. Garrett, Director


   Date:     February 17, 1997        /s/ Landrum R. Landreth
                                      Landrum R. Landreth, Director


   Date:     February 17, 1997        /s/ Jeffrey C. Locke
                                      Jeffrey C. Locke, Director


   Date:     February 17, 1997        /s/ Ray Neff
                                      Ray Neff, Director

   Date:     February 17, 1997        /s/ John M. Renaldo
                                      John M. Renaldo, Director